      As Filed With the Securities and Exchange Commission on June 30, 1997

                                                 Registration No. 333- _______
==============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              NEOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      93-0979187
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                 157 Technology Drive, Irvine, California 92618
                    (Address of Principal Executive Offices)

                           --------------------------

                            1991 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                           --------------------------

                                 Alvin J. Glasky
                      President and Chief Executive Officer
                              NeoTherapeutics, Inc.
                              157 Technology Drive
                            Irvine, California 92618
                     (Name and address of agent for service)


                                 (714) 788-6700
          (Telephone number, including area code, of agent for service)


                                    Copy to:

                              Robert E. Rich, Esq.
          Stradling, Yocca, Carlson & Rauth, A Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660


                      (Facing page continued on next page)

                           Exhibit Index is on Page 7


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                             (Facing page continued)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                 Proposed Maximum          Proposed Maximum
  Title of Securities       Amount To Be          Offering Price          Aggregate Offering             Amount Of
   To Be Registered          Registered            Per Share(1)               Price (1)              Registration Fee
----------------------------------------------------------------------------------------------------------------------
   Common Stock, par          346,772                $15.125                $5,244,927.00               $1,589.37
 value $.001 per share         shares
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the NASDAQ National Market on June 24, 1997, 1997.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Annual Report on Form 10-KSB of NeoTherapeutics, Inc., a Colorado corporation and the predecessor of Registrant ("NeoTherapeutics Colorado") for the fiscal year ended December 31, 1996.

         (b) All other reports filed by NeoTherapeutics Colorado or the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-B filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.


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
         (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Registrant's Bylaws also give the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

          4.1 NeoTherapeutics, Inc. 1991 Stock Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form SB-2 (Registration No. 333-05342-LA) of NeoTherapeutics Colorado, the predecessor of Registrant).

          5.1     Opinion of Stradling, Yocca, Carlson & Rauth.

         23.1     Consent of Stradling, Yocca, Carlson & Rauth (included in
                  Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP.

         24.1 Power of Attorney (included on the signature page to the Registration Statement).

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


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
                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 27th day of June, 1997.


                                      NEOTHERAPEUTICS, INC.

                                      By:  /s/ ALVIN J. GLASKY, PH.D.
                                           ---------------------------------
                                           Alvin J. Glasky, Ph.D., President
                                           and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of NeoTherapeutics, Inc., do hereby constitute and appoint Alvin J. Glasky, Ph.D. and Samuel Gulko or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                               Title                        Date
         ---------                               -----                        ----

/s/ ALVIN J. GLASKY, PH.D.      Chief Executive Officer, President and    June 27, 1997
---------------------------     Director (principal executive officer)
    Alvin J. Glasky, Ph.D.


/s/ SAMUEL GULKO                Chief Financial Officer (principal        June 27, 1997
---------------------------     financial and accounting officer)
    Samuel Gulko


/s/ MARK J. GLASKY              Director                                  June 27, 1997
---------------------------
    Mark J. Glasky


/s/ Frank M. Meeks              Director                                  June 27, 1997
---------------------------
    Frank M. Meeks


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

         Signature                           Title                   Date
         ---------                           -----                   ----

/s/ PAUL H. SILVERMAN, PH.D., D.SC.         Director             June 27, 1997
---------------------------------------
    Paul H. Silverman, Ph.D., D.Sc.



/s/ CAROL O'CLEIREACAIN, PH.D.              Director             June 27, 1997
---------------------------------------
    Carol O'Cleireacain, Ph.D.


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                                  EXHIBIT INDEX


     Exhibit
     Number                                      Description
     ------                                      -----------
       4.1     NeoTherapeutics, Inc. 1991 Stock Incentive Plan (Incorporated
               by reference to Exhibit 10.2 to the Registration Statement on
               Form SB-2 (Registration No. 333-05342-LA) of NeoTherapeutics
               Colorado, the predecessor to Registrant) .

       5.1     Opinion of Stradling, Yocca, Carlson & Rauth.

      23.1     Consent of Stradling, Yocca, Carlson & Rauth (Included in
               Exhibit 5.1).

      23.2     Consent of Arthur Andersen LLP.

      24.1 Power of Attorney (included on the signature page to the Registration Statement)

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